SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2008

(Exact name of registrant as specified in its charter)

UNION BANKSHARES, INC.

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
Vermont	001-15985	03-0283552

(Address of principal executive offices)
20 Main St., P.O. Box 667	(Zip Code)
Morrisville, VT	05661-0667

Registrant's telephone number, including area code: (802) 888-6600

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

O	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

O	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

O	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

O	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition

      As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 2.02 and in Exhibit 99.1 hereto shall not be deemed filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission, except as shall be expressly provided by specific reference in such filing.

On October 15, 2008, Union Bankshares, Inc. issued a press release, a copy of which is furnished with this Form 8-K as Exhibit 99.1, announcing net income and net income per share for the third quarter and nine months ended September 30, 2008, as well as the declaration of a regular quarterly cash dividend.

Item 2.06. Material Impairments

      On October 15, 2008, Union Bankshares, Inc. determined that the value at September 30, 2008 with respect to the Company's $700 thousand investment in fixed maturity bonds of American General Finance (an AIG subsidiary) and Lehman Brothers Holdings was impaired due to the respective federal government intervention on behalf of AIG and the bankruptcy filing of Lehman Brothers. As a result, the Company recorded a non-cash other than temporary impairment on these securities for the quarter ended September 30, 2008 in the amount of $512 thousand ($338 thousand net of tax benefit) or 7.5 cents per share. The Company did not own any Fannie Mae or Freddie Mac common or preferred stock and did not engage in any sub prime mortgage lending or investing. Management estimates that if the Company was required to write down the value of these securities to zero, the Company would remain "well capitalized" under the federal prompt corrective actions regulations. The Company does not anticipate that these impairment charges will result in any material future cash expenditures by the Company.

Item 8.01. Other Events

      On October 15, 2008 the Board of Directors of Union Bankshares, Inc. declared a quarterly cash dividend of $.28 per share. The dividend is payable on November 7, 2008 to shareholders of record on October 27, 2008.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following Exhibit, referred to in Item 2.02 of the Report is furnished, not filed; herewith:

Exhibit 99.1 Union Bankshares, Inc. Press Release dated October 15, 2008, announcing a regular quarterly dividend and third quarter and nine months ended September 30, 2008 net income and net income per share.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bankshares, Inc.

October 16, 2008	/s/ Kenneth D. Gibbons

Kenneth D. Gibbons, President & CEO

October 16, 2008	/s/ Marsha A. Mongeon

Marsha A. Mongeon, Treasurer & CFO

EXHIBIT INDEX

Exhibit 99.1 Union Bankshares, Inc. Press Release dated October 15, 2008, announcing a regular quarterly dividend and third quarter and nine months ended September 30, 2008 net income and net income per share.

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